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                                                                    EXHIBIT 10.8

                                LICENSE AGREEMENT

This LICENSE AGREEMENT ("Agreement") made and entered into as of this 31st day of JULY, 2001, by and between ACCESSCOLO, INC. ("Company"), a Delaware corporation, having an office at 55 Madison Avenue, Morristown, Suite 300, New Jersey 07960 and AT&T CORP. ("Customer"), having an office at 295 North Maple Avenue, Basking Ridge, NJ 07920.


                                    RECITALS

A. Customer is the owner, lessee or customer of a certain "Data System" (as hereinafter defined) with respect to which Customer desires Company to perform certain "Services" (as hereinafter defined).

B. Company, or its affiliate, currently leases certain premises in the "Building" (as hereinafter defined) pursuant to a lease (the "Lease"). Company desires to perform the Services on the terms and conditions set forth in this Agreement.

C. All the Services shall be performed by Company at the "AccessColocenter" (as hereinafter defined), located in the Building.

Now, therefore, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply.

    (a) "Building" shall have the meaning set forth in the Information Schedule.

    (b) "AccessColocenter" shall have the meaning set forth in the Information Schedule.

    (c) "Commencement Date" shall have the meaning set forth in the Information Schedule.

    (d) "Data System" shall mean Customer's computer hardware, peripheral and other tangible equipment and telecommunications equipment listed on Schedule B attached hereto and made a part hereof and placed at the Site for use by Customer in the operation of its business. The term "Data System" does not include any "Software" (as hereinafter defined). As between Company and Customer, the parties acknowledge and agree that the Data System and Software are the property of Customer.

    (e) "Expiration Date" shall have the meaning set forth in the Information Schedule.

    (f) "Information Schedule" shall mean the schedule attached hereto as Schedule A and made a part hereof.

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    (g) "Rules and Regulations" shall mean the rules and regulations issued by
        Company relating to the use of the Site, as such rules may be amended or supplemented by Company from time to time. A copy of the Rules and Regulations existing as of the date hereof is attached hereto as Schedule D.

    (h) "Security Deposit Amount" shall mean the amount set forth in the Information Schedule as the Security Deposit Amount.

    (i) "Service Charges" shall have the meaning set forth in the Information Schedule.

    (j) "Services" shall mean those services set forth in Schedule C attached hereto and made a part hereof.

    (k) "Site" shall mean the location in the AccessColocenter designated on the Information Schedule and as shown on Exhibit A or such other location within the AccessColocenter as the parties shall agree.

    (l) "Software" shall mean any software, data, information contained in documentation, and other information and intangibles used by Customer to operate and maintain Customer's business through the Data System.

    (m) "Term" shall mean the period commencing with the Commencement Date and ending on the Expiration Date, unless sooner terminated in accordance with the provisions hereof.


2. INSTALLATION OF DATA SYSTEM. Customer shall install at the Site the Data System together with any Software desired by Customer. The Data System shall be and remain the personal property of Customer. All costs and expenses for such installation shall be the sole responsibility of Customer. Except as specifically set forth with respect to the work, if any, to be performed by Company in order to prepare the Site, Customer shall take possession of the Site "as is," in its then condition and state of repair on the date of delivery of the Site to Customer. Company shall connect the Data System, installed by Customer at the Site, to the electrical system, Uninterruptible Power Supply system ("UPS") and Emergency Power Supply system ("EPS") provided by Company, necessary to support the Data System. All costs and expenses for connection to the electrical, UPS and EPS power, and for bandwidth access in the AccessColocenter or the Building shall be the sole responsibility of Customer and shall be paid to Company as "Additional Service Charges" (as hereinafter defined) within thirty (30) days after the date of an invoice therefor. Provided that Customer is not then in default beyond any applicable cure period under this Agreement, Customer shall, upon the expiration of this Agreement, at its sole cost and expense, remove from the Site all of Customer's property, including (without limitation) the Data System and any other equipment installed by Customer including, without limitation, generators, dish antennas, or whip antennas and shall repair any damage to the Site or the Building resulting from the removal of Customer's property - ordinary wear and tear excepted. With respect to any conduit or cable installed in the AccessColocenter or the Building by or on behalf of


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    Customer, Company shall have the right, in its sole discretion, on the
    Expiration Date or sooner termination of the Term, to take possession of such conduit and cable and, upon exercise of such right, Company shall be the owner thereof notwithstanding anything to the contrary contained in this Agreement. If Company elects to require Customer to remove such conduit and cable, Company shall provide Customer sixty (60) days prior written notice of Customer's obligation or Customer will be relieved of such obligation. If any mechanic's lien is filed against the AccessColocenter or the Building for work claimed to have been done for, or materials furnished to, Customer, the same shall be discharged by Customer within twenty (20) days after the filing thereof, at Customer's expense, by filing the bond required by law or otherwise. If Customer shall fail to discharge any such lien within such twenty (20) day period, Company may at any time thereafter cause such lien to be discharged and Customer shall pay to Company all expenses incurred by Company in connection therewith, including reasonable attorneys' fees and costs, and such expenses shall constitute Additional Service Charges for all purposes hereof. Customer shall have access to the Building and AccessColocenter twenty four (24) hours per day, seven (7) days per week throughout the Term.

3.  PERFORMANCE OF SERVICES.

    (a) During the Term, Company shall perform the Services through its employees or independent contractors hired by Company.

    (b) The Data System shall be accessible to Customer twenty-four (24) hours per day, seven (7) days per week throughout the Term, subject, however, to the security procedures of the Company and the owner of the Building (the "Building Owner").

    (c) All labor, parts and supplies required for the performance of the Services shall be supplied by Company at Company's sole cost and expense. All labor, parts and supplies required for the installation, operation and maintenance of the Data System and Software shall be the sole responsibility of Customer.

4.  SERVICE CHARGES.

    (a) In consideration of Company's performance of Services hereunder, Customer shall pay the Service Charges to Company on a monthly basis, with Service Charges for one month payable within 15 day of full execution and delivery of this Agreement. Thereafter, Service Charges shall be paid on the first day of each calendar month after the Service Charge Commencement Date during the Term. Customer shall have no obligation to pay any Operating Expenses under the Lease.

    (b) The Service Charges shall include, at no additional charge, sufficient riser access for Customer to install a one and a quarter (1 1/4) inch interduct connecting the Customer's existing location on the eleventh
        (11th) floor of the Building to the Customer's Data System in the AccessColocenter on the seventh (7th) floor of the Building.

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    (c) Customer may request that Company provide additional services (the
        "Additional Services"), including, without limitation, construction of the Site, connection of the Data System to other locations within the AccessColocenter or the Building, maintenance of the Data System, providing on-site management, providing bandwidth access, providing managed storage services, providing access to risers and conduits, providing access to antennaes, providing lateral connections to four inch risers, providing cross-connects, providing in-house technical support and providing project management support. If Company shall be so requested and shall agree to perform any Additional Services, Customer shall pay Company the charges therefor (the "Additional Service Charges") calculated at Company's standard rates (a Current Fee Schedule is attached as Exhibit B) or as otherwise agreed in writing between Company and Customer, any such payment to be made within thirty (30) days after the date of an invoice for such Additional Service Charges.

    (d) In addition to the Service Charges described in Section 4(a) and the Additional Service Charges described in Section 4(c), Customer shall pay all sales, franchise, use, corporation, unincorporated business, income (except for income taxes based on Company's taxable earnings), excise, telecommunications or other applicable taxes arising out of the Services or Additional Services provided to Customer, the Service Charges or Additional Service Charges related thereto, or arising out of or in connection with the use or operation of the Data System and the Software.

    (e) Customer shall pay Company interest on any amount due hereunder which is not paid by its due date at a rate equal to the then current U.S. Prime Rate plus two percent (2%) per annum compounded monthly (or such lesser rate as is the highest rate permitted by law). Company shall have the same remedies for non-payment of Additional Service Charges as are available to Company for non-payment of Service Charges.

5.  COMPLIANCE WITH LAW.

    Company represents and warrants that as of the Commencement Date, the Building and the AccessColocenter, the common areas and exterior entrances to the Building, shall comply with all certificates, permits and approvals required by applicable laws, statutes, ordinances, orders, codes, rules and regulations of all federal, state, county, city and local departments and agencies ("Legal Requirements"), including without limitation the Americans with Disabilities Act. Company shall defend, indemnify and save Customer harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees, expert witness fees and other costs of defense) arising form the failure of Company to comply with its obligations under this Section. Company agrees that, in connection with the performance of the Services and the Additional Services, Company shall comply with all applicable laws, rules and regulations. Customer agrees that in connection with the operation of the Data System and Software for Customer's business, Customer, its agents and employees, shall comply with all applicable laws, rules and regulations. Customer acknowledges that Company exercises no control whatever over the content of any information passing through the Data System and further acknowledges that Customer is solely responsible to insure that such information complies with all applicable laws, rules and regulations. Customer is required to comply with all building rules, regulations and other requirements that Company's landlord may impose, a copy of which has been provided to Customer.

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6.  NEGATION OF WARRANTY.

    Except as otherwise specifically provided herein, Company does not warrant the Services performed hereunder or the accuracy or correctness of the performance or results of the Services or that the Services shall be uninterrupted, error-free or completely secure, and there are no warranties made by Company, express or implied, including, but not limited to, warranties of merchantability or fitness for any particular purpose.

    Any interruption of Services, not caused by Customer, resulting in Customer's inability to conduct its business in the AccessColocenter in whole or in part shall entitle Customer to a pro rata abatement of the Monthly Service Charges and Additional Service Charges payable for each day Services are interrupted in excess of two (2) days in any one (1) month, or five (5) days in any calendar year, or ten (10) days during the Term, provided, however, in the event any interruption of Services continues for more than thirty (30) consecutive days, Customer shall have the right to terminate this Agreement.


7.  TERM AND TERMINATION.

    (a) This Agreement shall commence on the Commencement Date and expire on the Expiration Date or sooner termination of the Term. On the Expiration Date or sooner termination of the Term, Customer shall peaceably quit and surrender the Site in broom-clean condition, normal wear and tear and damage by casualty excepted and shall promptly and diligently repair and restore to its original condition the Site or any portion of the AccessColocenter or the Building utilized by Customer pursuant to the provisions hereof.

    (b) Customer's occupancy of the Site shall be subject to all applicable terms and conditions of Company's lease of the AccessColocenter (the "Lease"), including, without limitation, any provisions regarding termination, condemnation, damage to premises and eminent domain.

    (c) This Agreement may be terminated or canceled upon the occurrence of one or more of the following (each, an "Event of Default"):

        (i) By Company, if Customer fails to pay Company the Service Charges, Additional Service Charges, taxes or other charges required to be paid by Customer hereunder within five (5) days after the date written notice of such failure is given to Customer;

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        (ii)   By either party, if the other party is in material default of any provision hereunder and such default is not cured within thirty
               (30) days after written notice thereof is given to the other party; provided, however, if such default is of a type which may not reasonably be cured within such thirty (30) day period, the other party may have such additional time as is reasonably necessary under the circumstances provided that it commences to effect such cure within such (30) day period and thereafter prosecutes such cure to completion with due diligence; or

        (iii) By either party, if a petition is filed by or against the other party under the United States Bankruptcy Code which petition is not dismissed, discharged or stayed within ninety (90) days after the date of filing in the Bankruptcy Court.

    (d) In the event of any termination or cancellation of this Agreement by Company, Company may (but shall not be required to):

        (i) Declare all amounts owed to it hereunder to that date which would have constituted the end of the Term but for its termination to be immediately due and payable, together with all interest owed thereon;

        (ii) After fifteen (15) days' prior written notice to Customer, remove the Data System from the Site and store for Customer's benefit at Customer's cost and expense.

    (e) The foregoing rights and remedies of the parties shall be cumulative and in addition to all other rights and remedies available to them at law and in equity.

8.  REPRESENTATIONS.

    (a) Customer represents and warrants that it has the legal right, power and authority to place and use the Data System as contemplated by this Agreement, and to use any Software without infringing, misappropriating or otherwise violating any intellectual property or other rights of any third party. Customer further represents and warrants that its placement, arrangement and use of the Data System and Software complies with the Data System and Software manufacturer's environmental and other specifications.

    (b) Company represents and warrants that it has the legal right, power and authority, and will continue to possess the legal right and authority during the Term, to enter into this Agreement and to provide the Services and such Additional Services as may be provided to Customer without infringing, misappropriating or otherwise violating any intellectual property rights or other rights of any third party. Customer, however, understands and agrees that its rights under this Agreement are subordinate to and no greater than Company's rights under its Lease, and in the event that the Lease terminates or is limited for any reason, this Agreement will automatically terminate or be limited as well. In the event of any taking by eminent domain for public use, Customer will acquiesce in and be bound by any action taken or agreement entered into by Company with respect to that taking, provided that Customer shall be entitled to terminate this Agreement if Customer's rights are materially diminished by such taking and provided further that Customer's obligations hereunder, including its obligation to pay Monthly Service Charges and Additional Service Charges, shall be reduced in proportion to the reduction in Services resulting from such taking if Customer decides not to terminate.

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9.  LIMITATION OF LIABILITY AND INDEMNIFICATION.

    (a) In no event shall either party be liable to the other party or to any customer or client of the other party for any indirect, special, incidental, punitive or consequential damages or damages for lost profits, lost advertising or other revenue, the cost of replacement goods, loss of technology, rights or services, loss of data, interruption or loss of use of the Building, AccessColocenter, Data System or Software, arising out of or in any way related to this Agreement or the performance or non-performance of the Services or the Additional Services or any breach of this Agreement even if the party has been advised of the possibility of such damages.

    (b) Except in the event of the intentional acts of malfeasance or willful misconduct of Company, its servants, agents or employees, Company shall not be liable to Customer for, and Customer hereby releases Company from, any and all compensatory damages resulting from or related in any way to the performance or non-performance of the Services or the Additional Services by Company including, without limitation, loss, suspension or interruption of electrical, UPS, or EPS power or air-conditioning for the Data System to the Site. Company will not have any liability to the customers of the Customer for claims arising from the provision of the Customer's service to its customers (including, but not limited to, any claim from any customer of Customer for loss of services, lost profits or lost revenues). Except in the event of the intentional acts of malfeasance or willful misconduct of Customer, its servants, agents or employees, Customer shall not be liable to Company for, and Company hereby releases Customer from, any and all compensatory damages resulting from or related in any way to the performance or non-performance by Customer under this Agreement. Customer will not have any liability to the customers of Company for claims arising from the performance or non-performance of the Company's service to its customers.

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    (c) Company shall indemnify, defend and hold Customer, its officers, directors, shareholders, partners, affiliates, members, servants, agents and employees, harmless from and against any and all claims, lawsuits, damages, losses, awards, demands, liabilities, judgments and expenses (including reasonable attorneys' fees and costs) by whomever asserted or recovered, resulting from the intentional acts of malfeasance or willful misconduct of Company or any representative thereof which constitutes a breach by Company of any material provision of this Agreement. Customer shall indemnify, defend and hold Company, its officers, directors, shareholders, partners, affiliates, members, servants, agents and employees, harmless from and against any and all claims, lawsuits, damages, losses, awards, demands, liabilities, judgments and expenses (including reasonable attorneys' fees and costs) by whomever asserted or recovered, resulting from the intentional acts of malfeasance or willful misconduct of or any representative thereof Customer which constitutes a breach by Customer of any material provision of this Agreement.

    (d) Notwithstanding anything to the contrary in this Agreement and subject to the other limitations specifically set forth herein, each party's maximum aggregate liability in connection with this Agreement or any breach thereof will be limited in the aggregate to the total amount of Service Charges to be paid by Customer to Company hereunder.

    (e) Unless caused by Customer, its agents or contractors, Company shall defend, indemnify and save Customer harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses that arise due to any leak, spill, release, discharge, disposal or emission of hazardous substances that has or will occur either in the AccessColocenter or the Building prior to or after the Commencement Date.

10. INSURANCE.

    (a) Customer shall maintain the following insurance: comprehensive general liability insurance for the Site, naming Company as an additional insured, with limits of not less than $5,000,000.00, combined single limit for personal injury or death and property damage; this amount may be a combination of general and excess liability. Customer shall have the right to self insure for the coverage required under this subsection
        (a);

    (b) At least thirty (30) days prior to the Commencement Date and thereafter not later than thirty (30) days prior to the expiration of any then expiring policy, Customer shall deliver to Company certificates of insurance, fully endorsed, in compliance herewith. In the event that Company requires an adjustment of the limits of insurance to be maintained by Customer in order to reflect insurance changes in the standards of the telecommunications industry, Customer shall so modify the policy limits set forth herein within thirty (30) days of the date of Company's written request therefor and shall provide Company with an appropriate endorsement certifying to such change.

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    (c) Each party agrees to include in each of its insurance policies (insuring the AccessColocenter and Company's property and business interest therein, in the case of Company, and insuring Customer's property, the Data System, the Software and business interest of Customer in the case of Customer, against loss, damage, or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party and, in the case of Customer, also against the Building Owner, or if such waiver should be unobtainable or unenforceable (A) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (B) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer's additional charge therefor such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured therein, and such policy shall contain, if obtainable, an agreement by the insurer that the policy will not be canceled without at least ten
        (10) days' prior notice to both insureds and that the act or omission of one insured will not invalidate the policy as to the other insured.

    (d) Each party hereby releases the other party and in the case of the Customer, also the Building Owner, with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including its business interest) occurring during the Term and with respect and to the extent to which it is, or under the terms of this Section should have been, insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured, as provided in subsection (d) hereof.

    (e) Customer shall cause each of its customers whose equipment shall be placed on the Site (i) to release Company and the Building Owner and
        (ii) to obtain from such customer's insurer, a waiver of right of recovery against, or permission for release of, Company and the Building Owner, all to the extent that Customer is required to perform acts similar to those set forth in clauses (i) and (ii) for the benefit of Company pursuant to this Agreement.

    (f) Company shall maintain comprehensive general liability insurance for the AccessColocenter with limits not less than $8,000,000 combined single limits for personal injury, death or property damage.

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11. PROPRIETARY AND CONFIDENTIAL INFORMATION. Each party acknowledges and agrees that any and all information emanating from the other's business in any form, including without limitation this Agreement, shall be considered confidential and proprietary information ("Proprietary Information"), and each party agrees that it will not, during or for a period of three (3) years after the Term, duplicate, use or disclose, or permit the duplication, use or disclosure of any Proprietary Information by or to any person not an employee or agent of the parties unless (i) the express written consent of the other party is obtained prior to any duplication, use or disclosure;
    (ii) any such Proprietary Information is a matter of public knowledge or becomes generally available to the public other than by breach of this Agreement; (iii) any such Proprietary Information is previously and lawfully known to the other party prior to disclosure; (iv) any such Proprietary Information was obtained by a third party who itself is lawfully in possession of such Proprietary Information and is not subject to any obligation of confidentiality; or (v) compelled to do so by law or appropriate legal process. In the event that the disclosure of Proprietary Information is compelled by law or appropriate legal process, the recipient shall provide the disclosing party with prompt written notice so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance with this Section. In the event that the disclosing party is unable to obtain a protective order or other appropriate remedy, or if the disclosing party so directs, the recipient shall, and shall cause its employees to, exercise its reasonable best efforts to obtain a protective order or other appropriate remedy at the disclosing party's reasonable expense. Failing the entry of a protective order or other appropriate remedy or receipt of a waiver hereunder, the recipient shall furnish only that portion of the Proprietary Information that written opinion of its counsel advises is legally required to be disclosed and shall exercise its reasonable best efforts to obtain reliable assurance that confidential treatment shall be accorded such Proprietary Information. Each party agrees that on the Expiration Date it shall return any Proprietary Information in its possession to the other party.

12. ASSIGNMENT. Customer shall not sublease, sublicense, transfer or assign this Agreement, in whole or in part, or permit the Site to be used by any other party without the prior written consent of Company, which consent shall not be unreasonably withheld, conditioned or delayed. Any assignment by Customer in breach of this Section shall be void. However, Customer shall be permitted to assign this Agreement without Company's consent to (i) any entity which directly or indirectly controls, is controlled by or is under common control with Customer or (ii) to any entity with which Customer shall become merged or consolidated or to which all or substantially all assets of Customer are transferred; provided, however, that (x) any such assignee shall assume all of the obligations of Customer hereunder from and after the date of such assignment by means of a written instrument of assumption which shall be delivered to Company prior to the effective date of such assignment and (y) no such assignment shall serve to release the assignor from any liability under this Agreement and such assignor and such assignee shall thereafter remain jointly and severally liable under this Agreement. The Company may assign this Agreement without the consent of Customer; provided, however, that no such assignment shall serve to release the assignor from any liability under this Agreement and such assignor and such assignee shall thereafter remain jointly and severally liable under this Agreement.

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13. FORCE MAJEURE. Except for the payment of Service Charges, Additional Service
    Charges or other charges due by Customer, Company or Customer shall not be liable to the other party for any failure to perform, or delays in the performance of, the Services required hereunder if such delays or failures are due to strikes, labor difficulties, inclement weather, fires, explosions, acts of God, vandalism, power outage, earthquake, acts of terrorism, riots, acts of government, acts of the Building Owner or any tenant or occupant of the Building, or other causes beyond the reasonable control of Company or Customer.

14. NOTICES. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered, delivered by any nationally recognized over-night delivery service or sent by United States registered or certified mail, return receipt requested addressed to the other party at the following address:

                     As to Customer:   AT&T Corp.
                                       295 North Maple Avenue
                                       Room 5424A2
                                       Basking Ridge, NJ 07920
                                       Attn:  Lease Administration


                     With a copy to:   AT&T Corp.
                                       295 North Maple Avenue
                                       Room 5364B2
                                       Basking Ridge, NJ 07920
                                       Attn:  GRE Legal Department


                     As to Company:    AccessColo, Inc.
                                       55 Madison Avenue, Suite 300
                                       Morristown, New Jersey 07960
                                       Attn:  General Counsel

                     With a copy to:   Kirkpatrick & Lockhart LLP
                                       1251 Avenue of the Americas, 45th Floor
                                       New York, New York 10020
                                       Attn:  Warren Colodner, Esq.


    Any such notices shall be deemed to have been given, rendered or made on the date received if delivered by hand or by a nationally recognized overnight delivery service or on the second day after the date so mailed unless mailed outside the State of New Jersey in which case it shall be deemed to have been given, rendered or made on the third business day after the date so mailed. Either party may, by notice as aforesaid, designate a different address or addressee for notices, statements, demands, consents, approvals or other communications intended for it.

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16. MISCELLANEOUS.

    (a) This Agreement is a license agreement for the purposes specified herein only and shall at no time be considered a lease, sublease or other agreement for use or occupancy of the Site or any other premises in the Building. Customer acknowledges that it has been granted only a non-exclusive license to place its Data System in the Site, and that it has not been granted any real property interests in the Site. Customer acknowledges that other co-locating customers may have access to the AccessColocenter for colocation purposes. In no event will Company be liable for any damage to Customer's Equipment or any interruption to Customer's service caused by any action or inaction of another collocating party, or for failure to provide security escort for another colocating party.

    (b) Customer shall fully comply with the rules and regulations attached hereto as Schedule D, as the same be amended or supplemented hereafter, provided such rules and regulations shall be enforced in a nondiscriminatory manner. Said rules and regulations shall not increase Customer's obligations under this Agreement.

    (c) Each party expressly acknowledges and agrees that the other party has not made and is not making, and each party, in executing and delivering this Agreement, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Agreement. All understandings and agreements heretofore had between the parties are merged in this Agreement, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Agreement.

    (d) No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an alteration of this Agreement in whole or in part, unless such agreement is in writing, refers expressly to this Agreement and is signed by the both parties.

    (e) It is the express intention of the parties that no other party be entitled to the benefits of this Agreement as a third party beneficiary.

    (f) If Company or Customer shall bring any action for relief against the other, arising out of this Agreement, the losing party shall pay the prevailing party reasonable attorneys fees and costs.

    (g) Except as otherwise expressly provided in this Agreement, the obligations under this Agreement shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to.

    (h) Customer shall, within twenty (20) days after receipt of written request from Company, execute a certificate addressed to Company and/or its designee stating (i) the date to which Service Charges and Additional Service Charges have been paid, (ii) whether Customer has any outstanding claims against Company, whether Company is otherwise in default under this Agreement, and the amount of such claim or the nature of such default, and (iii) whether Customer is in default beyond any applicable cure period under this Agreement.

    (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard for conflicts of laws principles. If any provision of this Agreement shall be deemed invalid or unenforceable, the remainder of this Agreement shall not be affected and shall be enforced to the extent permitted by law.

    (j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

    (k) The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance thereof by the parties hereto shall survive the completion of performance and termination of this Agreement, including, without limitation, the making of any and all payments due hereunder.

    (l) Words having well-known technical or trade meanings shall be so construed, and all listings of items shall not be taken to be exclusive, but shall include other items, whether similar to or dissimilar to those listed, as the context reasonably requires.

    (m) No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement.

    (n) Each of the parties hereby submits to the non-exclusive jurisdiction of the United States District Court for the District of New Jersey and of any New Jersey State Court sitting in Hudson County for the purposes of all legal proceedings relating to the execution, validity or enforcement of this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

    (o) (i) Customer represents that Customer has dealt directly with and only with Cushman & Wakefield of New Jersey, Inc. (the "Listed Broker") (whose commission shall be paid by Company pursuant to separate agreement), in connection with this Agreement and agrees to defend, indemnify and save harmless Company against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from Customer's breach of this representation.

               (ii) Except for Customer's breach of this subsection (i), Company hereby agrees to defend, indemnify and save harmless Customer against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from the claims or demands of the Listed Broker and any other brokers or finders for any commission alleged to be due any such brokers or finders in connection with this Agreement or the transactions contemplated hereby.

    (p) The captions, headings and titles in this Agreement are solely for convenience of reference and shall not affect its interpretation.

    (q) If either party is a corporation or limited liability company, each person executing this Agreement on behalf of such party hereby covenants, represents and warrants that such party is duly incorporated or organized and qualified, and authorized to do business in the State of New Jersey; and that each person executing this Agreement on behalf of such party is duly authorized to execute, acknowledge and deliver this Agreement to the other party.

    (r) The waiver of any breach or default of this Agreement shall not constitute a waiver of any subsequent breach or default and shall not act to amend, supplement or negate the rights of the waiving party.

    (s) All Exhibits or Schedules to this Agreement are hereby incorporated into this Agreement, and references to "this Agreement" shall include all Exhibits or Schedules.

    (t) This Agreement may be executed in one or more counterparts, each of which shall be original, and all of which shall constitute one and the same instrument.

    (u) Company and Customer are independent contractors and this Agreement shall not serve to establish any relationship or partnership, joint venture, employment, franchise or agency between Company and Customer. Neither Company nor Customer have the power to bind the other or incur obligations on the part of the other without the other's prior written consent, except as otherwise expressly provided for herein.

         IN WITNESS WHEREOF, the parties hereto have set their hand and seal on the date first above written.


ATTEST:                                     ACCESSCOLO, INC.


/s/ Gary S. Loffredo                     BY: /s/ A. Dale Mayo
--------------------------------             --------------------------------
                                               Name: A. Dale Mayo
                                               Title: President




ATTEST:                                     AT&T CORP.



/s/ Gregory K. Smith                     BY: /s/ John B. Conroy
--------------------------------             --------------------------------
                                               Name:  John B. Conroy
                                               Title: Director, Real Estate



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